UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2017

ATLAS AMERICA PUBLIC #9 LTD.

(Exact name of registrant specified in its charter)

Pennsylvania	000-49776	25-1867510
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o DGOC Partnership Holdings, LLC

1100 Corporate Drive

Birmingham, Alabama 35242

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (205) 408-0870

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.01	Changes in Control of Registrant.

In connection with the closing of the transactions under the Purchase and Sale Agreement, dated as of May 4, 2017, by and among Diversified Energy LLC, an affiliate of Diversified Gas & Oil, PLC (collectively, “Diversified”), and certain affiliates of Atlas America Public #9 LTD. (the “Partnership”) (the “Purchase Agreement”), on June 30, 2017, DGOC Partnership Holdings, LLC (the “New MGP”), was admitted as a substitute managing general partner of the Partnership and the equity interests in the New MGP were transferred to Diversified Energy LLC, along with 117.615 units representing limited partner interests (“Units”) owned by the New MGP. In the aggregate, the Purchase Agreement provides for consideration of $84.2 million from Diversified, including the interests in the New MGP and the Units. As a result of Diversified’s ownership of the New MGP and the 117.615 Units, Diversified has the ability to control the Partnership’s management and operations.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the assignment to Diversified described above, on June 30, 2017, each existing officer and member of the board of directors of Atlas Resources, LLC and/or the New MGP (the “Board”) – Messrs. Frederick M. Stoleru, Mark D. Schumacher, Daniel C. Herz, Jeffrey M. Slotterback, Gary Lichenstein and Christopher Shebby – was replaced with respect to the Partnership as set forth below.

Following the assignment to Diversified described above, on June 30, 2017 the size of the Board was decreased from three members to two members and each of the following individuals were appointed as executive officers of the New MGP and as directors of Diversified Gas & Oil Corporation, the parent of Diversified Energy LLC, the sole member of the New MGP:

Name	Age	Positions
Robert R. Hutson, Jr.	48	Chief Executive Officer and Director
Bradley G. Gray	48	Chief Operating Officer and Director

Biographical information for each of the executive officers and directors is set forth below:

Robert R. Hutson, Jr. will serve as a director and as Chief Executive Officer of the New MGP and has served as Chief Executive Officer of Diversified since its inception in 2001. Mr. Hutson is the fourth generation of his family to be involved in the oil and gas industry but the first to hold an executive role, with his Father, Grandfather and Great Grandfather all working in various field operational roles. Before founding Diversified Gas & Oil in 2001, Mr. Hutson Jr. held finance and accounting roles for 13 years at Bank One (Columbus, Ohio) and Compass Bank (Birmingham, Alabama). He finished his banking career as CFO of Compass Financial Services. Mr. Hutson has a B.S. degree in Accounting from Fairmont State College – West Virginia. He is a former certified public accountant (“CPA”) (Ohio).

Bradley G. Gray will serve as a director and as Chief Operating Officer of the New MGP and has served as Chief Operating Officer of Diversified since October 2016. Prior to joining Diversified in October 2016, Mr. Gray held the position of Senior Vice President and Chief Financial Officer for Royal Cup, Inc., a United States based commercial coffee roaster and wholesale distributor of tea and other beverage related products. Prior to Royal Cup, Inc., from 2006 to 2014, Mr. Gray worked in the petroleum distribution industry for The McPherson Companies, Inc. and held the position of Executive Vice President and Chief Financial Officer. Additionally, from 1997 to 2006, Mr. Gray worked in various financial and operational roles with Saks Incorporated, a previously listed New York Stock Exchange retail group in the United States. Mr. Gray began his career at Arthur Andersen. Mr. Gray has a B.S. degree in Accounting from the University of Alabama and he is a licensed CPA (Alabama).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth below under Item 5.07 with respect to the Amendment (as defined below) is hereby incorporated by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 2, 2017, the Partnership mailed a consent solicitation statement to holders of Units as of May 31, 2017 (the “Record Date”), regarding an amendment to the Partnership’s Amended and Restated Certificate and Agreement of Limited Partnership (the “Amendment”), to provide Atlas Resources, LLC, as the managing general partner of the Partnership, with the ability to assign its interests in the Partnership (including as managing general partner) to an affiliate, who would then be admitted as a substitute managing general partner. The deadline for submitting consents was 5:00 p.m. New York City time on June 30, 2017.

The Amendment was approved as follows:

•	2091.426 Units consented to the adoption of the Amendment, including 1661.6943 Units with respect to which a consent form was not returned, each of which was deemed to have consented; and

•	21.25 Units withheld consent for the adoption of the Amendment.

On June 30, 2017, in accordance with the consent of the majority of the Units, the Amendment became effective.

The foregoing summary of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.07.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amendment to Amended and Restated Certificate and Agreement of Limited Partnership of Atlas America Public #9 LTD., dated June 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2017	ATLAS AMERICA PUBLIC #9 LTD. By: DGOC Partnership Holdings, LLC, its Managing General Partner

	By:	/s/ Robert R. Hutson, Jr.
Name: Robert R. Hutson, Jr.
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment to Amended and Restated Certificate and Agreement of Limited Partnership of Atlas America Public #9 LTD., dated June 30, 2017.